                                                                     EXHIBIT 2.2
                               GENERAL ASSIGNMENT


         THIS ASSIGNMENT, made this 23 day of August, 1999, between Angeles Metal Trim Co. dba: Angeles Metal Systems of 20000 S. Western Avenue, Torrance, CA 90501-1305 hereinafter referred to as ASSIGNOR, to The C.F. Boham Company, Inc., dba: The Hamer Group of Los Angeles, California, hereinafter referred as ASSIGNEE.

         WITNESSETH: That whereas the said Assignor is indebted to diverse persons, and is desirous of providing for the payment of same, so far as in his power, by an assignment of all his property for that purpose.

         NOW, THEREFORE, the undersigned Angeles Metal Trim Co. dba: Angeles Metal Systems, 20000 S. Western Ave. Torrance, CA 90501-1305,.as Assignor, for a valuable consideration, receipt of which is hereby acknowledged, does hereby make the following General Assignment for the benefit of Assignor's creditors to The Hamer Group, as Assignee, of Los Angeles, California, under the following terms and conditions:

         1. Assignor does hereby grant, bargain, sell, assign, and transfer to Assignee, its successors and assigns, in trust, for the ultimate benefit of Assignor's creditors generally, all of the property and assets of the Assignor of every kind and nature and whatsoever situated, whether in possession, reversion, remainder, or expectancy, both real and personal, and any interest or equity therein not exempt from execution; included therein are all merchandise, furniture, fixtures, machinery, equipment, raw materials, merchandise in process, book accounts, books, accounts receivable, cash on hand, all chose in action (personal or otherwise), insurance policies, and all other property of every kind and nature owned by the Assignor, and without limiting the generality of the foregoing, including all of the assets pertaining to that certain Metal Fabrication business known as Angeles Metal Trim Co. dba: Angeles Metal Systems located at 20000 S. Western Avenue, City of Torrance, County of Los Angeles, State of California.

         2. This Assignment constitutes a grant deed to all real property owned by Assignor, whether or not said real property is specifically described herein. Certain of said real property is more specifically described in Exhibit "A", attached hereto and made a part hereof by reference, as though set forth verbatim. (Exhibit "A" attached: Yes _____
No __XX__ ).

         3. Assignor agrees to deliver to Assignee all books of account and records, to execute and deliver all additional necessary documents immediately upon request by Assignee, and to endorse all indicias of ownership where required by Assignee, in order to complete the transfer of all assets to Assignee as intended by this Assignment, including, but not limited to, all of Assignor's real and personal property and/or Assignor's interest therein, including mortgages, deeds of trust, motor vehicles and patent rights. Assignee is hereby authorized to execute all endorsements and demands requiring Assignor's signature, in the name of Assignor. Assignor further authorizes Assignee to apply for any deposits, refunds (including specifically, among all others, claims for refund of taxes paid) or claims wherever necessary, in the name of Assignor. Assignee is authorized to direct all Assignor's United States mail to be delivered to Assignee, and Assignee is expressly authorized and directed to open said mail as agent of Assignor; and to do any thing or act which the Assignee is its sole and arbitrary discretion deems necessary or advisable to effectuate the purpose of this assignment.

         4. In the event the Assignor is engaged in the sale of alcoholic beverages, this assignment does not include transfer of any alcoholic beverages, but, the Assignor hereby appoints the Assignee as its agent for the sole purpose of filing an application for a permit for the sale of the alcoholic beverages in the said place of business and/or sale of said alcoholic beverage licenses (said Assignee being vested with absolute discretion in regard thereto, and assuming no liability by reason thereof); and Assignor hereby assigns to Assignee all of the proceeds of such sale for the benefit of its creditors generally in accordance with the terms of this assignment.

         5.       Assignor and Assignee agree to the following:

                           (a)      This instrument transfers legal title and
possession to Assignee of all of said hereinabove described assets, and Assignee, in its own discretion, may determine whether to continue all, or part, of the business operations, or to liquidate said assets; if Assignee deems it advisable he may operate the business.

                           (b)      Assignee, at its discretion, may sell and
dispose of said assets upon such terms and conditions as it may see fit, at public or private sale, provided, however, that Assignee shall use its best efforts to maximize the proceeds from the sale and disposition of said assets; Assignee shall not be personally liable in any manner, and Assignee's obligations shall be in a representative capacity only, as an Assignee for the general benefit of Assignor's creditors. Said Assignee shall administer this estate to the best of its ability but it is expressly understood that the assignee, the assignee's agents, servants, or employees, shall be liable only for reasonable care and diligence in said administration, and it shall not be liable for any act or thing done by the assignee, its agents, servants, or employees in good faith in connection herewith.

                           (c)      From the proceeds of sale, collections,
operations or other sources, Assignee shall pay itself and retain as Assignee all of his charges and expenses, together with his own reasonable remuneration and fee.

i) In the event that a private sale is held, the Assignee fees shall be fixed at $75,000.

ii) In the event of an auction sale, the Assignee fee will be calculated based on 7% of the gross proceeds arising out of the auction sale.

In addition, Assignee may also pay from said proceeds remuneration to its agents and the REASONABLE FEES OF HIS ATTORNEY, and may pay a reasonable fee to Assignor's attorney. Assignee may also pay from said proceeds the costs and expenses incurred by any creditor who may have levied an attachment or other lien on any assets of the Assignor. REASONABLE AND CUSTOMARY ADMINISTRATIVE EXPENSES SHALL ALSO BE PAID OUT OF PROCEEDS. All of the aforementioned amounts are to be determined at Assignee's sole but reasonable discretion and judgement.

                           (d)      Assignee may compromise claims, complete or
reject Assignor's executory contracts, discharge at its option any liens on said assets and any indebtedness which, under law, is entitled to priority of payment; Assignee shall have the power to borrow money, hypothecate and pledge the assets, and do all matters and things that said Assignor could have done prior to this Assignment. Any act or thing done by Assignee hereunder shall bind the assignment estate and the Assignee only in its capacity as Assignee for the benefit of creditors. Assignee shall have the right to sue as the successor of the Assignor, or Assignee is hereby given the right and power to institute and prosecute legal proceedings in the name of the Assignor, the same as if the Assignor had itself instituted and prosecuted such proceedings or actions; Assignee is hereby authorized and has the right to defend all actions instituted against the Assignor, and to appear on behalf of the Assignor in all proceedings (legal or otherwise) in which Assignor is a party. Assignor does hereby appoint Assignee as the Assignor's attorney-in-fact with full power to act for and in the place of the Assignor in such actions or proceedings or in any other matters, including the right to verify all pleadings or other documents on behalf of the Assignor.

                           (e)      Assignor agrees (that provided any such
claim may, by operation of law, be not assignable), to make any and all claims for refund of taxes which may be due from the Director of Internal Revenue for tax refunds, or otherwise, and to forthwith upon receipt of any such refunds pay them over to Assignee, and hereby empowers Assignee, as attorney-in-fact of Assignor, to make all claims for refunds which may be made by an attorney-in-fact.

                           (f)      After paying all costs and expenses of
administration and all fees and all allowed priority claims, Assignee shall distribute to all unsecured creditors, pro-rata, the remaining net proceeds of this assignment estate; and said payments to be made until all assets are exhausted, or these creditors are paid, or settled, in full; thereafter, the surplus of monies and property, if any, to be transferred and conveyed to Assignor. If any undistributed dividends to creditors or any reserve or other funds not to exceed $3,500.00 in the aggregate, shall remain unclaimed for a period of one year after issuance of dividend checks by the Assignee, then the same shall become the property of Assignee and used to supplement its fees for services rendered for administering this Assignment.

                           (g)      It is agreed and understood that this
transaction is a common law assignment for the benefit of Assignor's creditors.

                           (h)      The Assignor understands that pursuant to
California Code of Civil Procedure Section 1802 (c) the Assignor shall provide the Assignee at the time of making of the assignment a list of creditors, equityholders, and any other parties in interest, which shall include the names, addresses, cities, states, and ZIP Codes for each person together with an amount of the person's anticipated claim in the assignment proceedings. The Schedule (Exhibit A) is to be signed under penalty of perjury by the Assignor's representative.

                           (i)      The Assignor will provide a list of all
accounts receivable along with complete name, address, Zip Codes and full amount owed along with all pertinent copies of invoices, shipping records and proof of delivery. The schedule (Exhibit B) is to be signed under penalty of perjury by the Assignor's representative.


Accepted this 26 day, August, 1999
              --      ------    --
                                                ANGELES METAL TRIM CO. DBA:
                                                ANGELES METAL SYSTEMS

 /s/ Frederick Hamer
----------------------------------
The Hamer Group, Assignee.
                                                By   /s/ Richard Bailey
                                                     ---------------------------
                                                     Richard Bailey, President

                                                CLARK & TREVITHICK

                                                By    /s/  John A. Lapinski
                                                     ---------------------------
                                                     John A. Lapinski
                                                     Attorney for Assignor

                      CONSENT OF DIRECTORS TO HOLD MEETING

                                                       Torrance       California
                                                 --------------------
                                                         August 23       , 1999
                                                 ------------------------    --

         We, the undersigned, being all of the directors of the Angeles Metal Trim Co. dba: Angeles Metal Systems, a corporation, organized under the laws of the State of California, assembled this day at 20000 S. Western Avenue, Torrance, CA 90501-1305 do hereby consent that a meeting of said directors be held at this time and place for the transaction of such business as may come before the meeting, and waive any notice of said meeting.

     Richard Bailey, President, COO                              L. Wayne Harber
---------------------------------------------                    ---------------
     Paul Bagley, Chairman of the Board/CEO                      John McKey
---------------------------------------------                    ---------------
     Carl Casareto
---------------------------------------------                    ---------------

                          MINUTES OF DIRECTORS MEETING
               Torrance                  , California          August 23, 1999
-----------------------------------------                      ----------   --

         At a meeting of the directors of the Angeles Metal Trim Co. dba Angeles Metal Systems, a corporation, held at 20000 S. Western Avenue, Torrance, CA 90501-1305 or participated telephonically

The following directors were present:

     Richard Bailey, President, COO                              L. Wayne Harber
---------------------------------------------                    ---------------
     Paul Bagley, Chairman of the Board/CEO                      John McKey
---------------------------------------------                    ---------------
     Carl Casareto
---------------------------------------------                    ---------------

         It was announced that the purpose of the meeting was to consider the financial condition of the company and the advisability of making a general assignment for the benefit of creditors.

         On motion by Paul Bagley, seconded by Richard Bailey the following resolution was adopted, to-wit:

         BE IT RESOLVED:

         That the president and the Secretary of this Corporation be, and they are hereby authorized and directed by the directors of this company, in meeting assembled, to make, a general assignment for benefit of creditors of the corporation Angeles Metal Trim Co. dba: Angeles Metal Systems of Torrance, California, and that the President and Secretary by, and they are, hereby authorized and directed to execute said assignment containing such provisions as may be agreed upon between them and said The C.F. Boham Company, Inc. dba; The Hamer Group. (Assignee) and they also authorized and directed to execute and deliver to The C.F. Boham Company, Inc. dba: The Hamer Group (Assignee) such other deeds, assignments, agreements and documents as my be necessary to carry this resolution into effect.

         There being no further business to come before the directors, the meeting adjourned subject to the call of the President or Vice President.

I Richard Bailey President of the Angeles Metal Trim Co. dba: Angeles Metal Systems, a corporation, do hereby certify that the forgoing is a true and correct copy of the minutes of he meeting of directors hold in Torrance, California, at a place and hour stated, and that the resolution contained in said minutes and adopted by the directors of said meeting, and the same has not been modified of rescinded.

         Dated      August    23          1999
               --------------------------   --

         /s/ Richard Bailey
         --------------------------------------
         Richard Bailey
         President
         Angeles Metal Trim Co. dba: Angeles Metal Systems

                      CONSENT TO ASSIGNMENT BY STOCKHOLDERS

         The undersigned Corporation being owner and holder of 100% shares of stock being more than 51% of the subscribed and issued stock of Angeles Metal Trim Co. dba: Angeles Metal Systems a corporation, do hereby give its consent to the within assignment and transfer of the property of said corporation.

                            NAME                                   SHARES HELD
           CONSOLIDATED CAPITAL                                       100%
           ------------------------------                       ----------------
           ------------------------------                       ----------------
           ------------------------------                       ----------------
           ------------------------------                       ----------------

Signed by Authorized Officer of
Consolidated Capital

By:  /s/ Richard Bailey
   ---------------------------
   Richard Bailey, President

                                    EXHIBIT A

Under California Code of Civil Procedure Section 1802(c) and penalty of perjury, the attached schedule of accounts payable and employee wage claims represents the complete list of creditors, equity holders and any other parties in interest (including but not limited to pending lawsuits and prospective claims arising out of such lawsuits) and includes names, address, cities, states, and Zip codes for each person together with the amount of that person's claim in the General Assignment proceedings.

BY: /s/ Richard Bailey
   ---------------------------
   Richard Bailey, President


DATE:  August 23, 1999
     -------------------------

                                    EXHIBIT B

Under penalty of perjury, the attached schedule of accounts receivable represents to the best of my knowledge and belief, the complete list of debtors, and includes names, address, cities, states, and Zip codes for each person together with the amount of that person's debt in the General Assignment proceedings.

BY: /s/ Richard Bailey
   ---------------------------
   Richard Bailey, President


DATE:  August 23, 1999
     -------------------------